Exhibit 10.2

LEASE GUARANTY

This LEASE GUARANTY (“Guaranty”) is made as of April 18, 2016, by Aralez Pharmaceuticals Inc., a company formed under the laws of the Province of British Columbia, Canada, whose principal place of business is 151 Steeles Avenue E., Milton, Ontario L9T 1Y1 (“Guarantor”), in favor of WITMAN PROPERTIES, L.L.C., a New Jersey limited liability company, and ALEXANDER ROAD AT DAVANNE, L.L.C., a New Jersey limited liability company, having an address at c/o Woodmont Properties, 100 Passaic Avenue, Suite 240, Fairfield, New Jersey 07004 (collectively, “Landlord”).

WITNESSETH:

WHEREAS, Guarantor has requested Landlord to enter into a lease with ARALEZ PHARMACEUTICALS US INC., a Delaware corporation (the “Tenant”) for approximately thirty-six thousand six hundred and two (36,602) feet of rentable area in the building located at 400 Alexander Park, West Windsor, New Jersey for an initial term as stated therein (the “Lease”).

WHEREAS, Tenant is a wholly-owned subsidiary of Guarantor, and Guarantor will be benefited by the Lease.

WHEREAS, Landlord has required as a condition to entering into the Lease that Guarantor guaranty the Lease in the manner hereinafter set forth.

NOW, THEREFORE, to induce the Landlord to enter into the Lease, Guarantor hereby agrees as follows:

1.           (a) The Guarantor unconditionally guarantees to the Landlord the full performance and observance, by the Tenant, of all of the terms, covenants, and conditions in the Lease that are on Tenant's part to be kept, performed, and/or observed.  This Guaranty shall include any liability of Tenant that shall accrue pursuant to the terms and conditions of the Lease for any period preceding as well as any period following the Term in the Lease.

(b) If, at any time, a default shall be made by the Tenant in the performance or observance of any of the terms, covenants or conditions in the Lease that are on the Tenant's part to be kept, performed or observed, and such default shall continue uncured beyond any applicable notice or cure periods and shall constitute an Event of Default pursuant to Article 24 of the Lease, then the Guarantor will keep, perform and observe the same, as the case may be, in place and stead of the Tenant.

2.           The Guarantor hereby waives: (a) notice of acceptance of this Guaranty; and (b) protest and notice of dishonor or default to the Guarantor or to any other person or party with respect to the terms of the Lease or any portion thereof.

3.           This is a guaranty of performance and payment, and not of collection, and the Guarantor waives any right to require that any action be brought against the Tenant or to require that resort be had to any credit on the books of the Landlord in favor of the Guarantor or any other person or party.

4.           Any act of the Landlord, or the successors or assigns of the Landlord, consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any manner or thing relating to the Lease, or the granting of any indulgences or extensions of time to the Tenant, may be done without notice to the Guarantor and without releasing the obligations of the Guarantor hereunder.

5.           The obligations of the Guarantor hereunder shall not be released by Landlord's receipt, application or release of security given for the performance and observance of covenants and conditions in the Lease contained on the Tenant's part to be performed or observed (however, Guarantor shall receive credit against its obligations hereunder to the extent of any Security Deposit which has been applied by Landlord); nor by any modification of the Lease, but in the case of any such modification the liability of the Guarantor shall be deemed modified to include the terms of any such modification of the Lease.

6.           The liability of the Guarantor hereunder shall in no way be affected by (a) the release or discharge of the Tenant in any creditors', receivership, bankruptcy or other proceedings, (b) the impairment, limitation or modification of the liability of the Tenant or the estate of the Tenant in bankruptcy, or of any remedy for the enforcement of the Tenant's said liability under the Lease, resulting from the operation of any present or future provision of the Bankruptcy Code or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by the Tenant or the subletting of all or any portion of the leased premises by Tenant; (e) any disability of the Tenant, or (f) the cessation from any cause whatsoever of the liability of the Tenant other than as expressly provided in the Lease.

7.           Until all the covenants and conditions in the Lease on the Tenant's part to be performed and observed are fully performed and observed, the Guarantor: (a) shall have no right of subrogation against the Tenant by reason of any payments or acts of performance by the Guarantor hereunder; (b) waives any right to enforce any remedy which the Guarantor now or hereafter shall have against the Tenant by reason of any one or more payment or acts of performance in compliance with the obligations of the Guarantor hereunder; and (c) subordinates any liability or indebtedness of the Tenant now or hereafter held by the Guarantor to the obligations of the Tenant to the Landlord under the Lease.

8.           Any payment made by the Guarantor pursuant to this Guaranty shall be made free and clear of any and all present and future taxes imposed by Canada or any political subdivision or taxing authority thereof or therein (including the province of British Columbia) except for any such taxes that the Guarantor is required by law to withhold; provided that if such taxes are required by law to be withheld from any such payment, then Guarantor shall make such withholding, shall make payment of the amount withheld to the appropriate governmental authority, and forthwith shall pay such additional amount as may be necessary to ensure that the net amount actually received by Landlord is equal to the amount that the Landlord would have received had no such taxes been withheld.

9.           The Guarantor represents and warrants to Landlord that, as of the date hereof:

(a)         It is duly constituted and validly existing under the laws of the Province of British Columbia, Canada and has the power and authority to own its assets and to conduct its business.

(b)         It has full corporate power and authority to execute and deliver this Guaranty, and to perform its obligations hereunder.

(c)         This Guaranty has been duly authorized, executed and delivered by the Guarantor and constitutes the legal, valid, and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

(d)         The Tenant is the wholly owned subsidiary of the Guarantor.

(e)         As of the date prepared, all financial statements and other information concerning the Guarantor delivered to the Landlord by or on behalf of the Tenant or the Guarantor are true, correct and complete in all material respects, fairly represent Guarantor's financial condition as of such date, and no information has been omitted which would make the information previously furnished misleading or incorrect in any material respect.  To the knowledge of Guarantor, there has been no material adverse change in the financial condition of Guarantor since the date of such financial statements and information.

(f)         All consents, approvals, filings, and registrations with or of any court, governmental authority or regulatory body of Canada or any political subdivision thereof required in connection with the execution, delivery and performance by the Guarantor of the Guaranty have been obtained or made; and the execution, delivery and performance by the Guarantor of this Guaranty will not conflict with or result in a violation of any of the terms or provisions of, or constitute a default under, any applicable law or the regulations thereunder, the organization documents of the Guarantor, or any material agreement or material instrument to which the Guarantor is a party or by which it is bound.

(g)         The Guarantor is subject to civil and commercial law with respect to its obligations under this Guaranty, and the execution, delivery and performance of this Guaranty constitute private and commercial acts rather than public or governmental acts.  Under the law of Canada, neither the Guarantor nor any of its property has any immunity from jurisdiction of any court or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

(h)         The enforcement of this Guaranty against Guarantor and the realization of any judgment or award against the assets of Guarantor is not prohibited or otherwise limited in any material respect under the laws of the province of British Columbia or Canada.  To ensure the legality or validity of this Guaranty in Canada, it is not necessary that this Guaranty or any other related document be filed or recorded with any court or other authority in Canada or that any stamp or similar tax be paid on or in respect of this Guaranty.

10.           Each notice and other communication under this Guaranty shall be in writing.  Each notice, communication or document to be delivered to any party under this Guaranty shall be sent by hand delivery or overnight mail to it at the address, and marked for the attention of the person (if any), from time to time designated by such party for the purpose of this Guaranty.  The initial address and person (if any) so designated by each party are set forth in the opening paragraph of this Guaranty.  Any communication or document shall be deemed to be received, if sent by hand delivery or by overnight mail, when delivered at the address specified by the addressee for purposes of this Guaranty.

11.           All payments hereunder shall be made in U.S. dollars in same day funds (or such other funds as may, at the time of payment, be customary for the settlement in New York City of international banking transactions in U.S. dollars) at such account as the payee shall specify to the payor in writing.  If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, the rate of exchange used shall be that at which in accordance with normal banking procedures the payee could purchase U.S. dollars with such other currency in New York City on the business day preceding the day on which final judgment is given.  The obligation of either party in respect of a sum due from it to the other party hereunder shall, notwithstanding any judgment in a currency (the “judgment currency”) other than U.S. dollars, be discharged only to the extent that on the Business Day following receipt by such other party of any sum adjudged to be so due in the judgment currency such other party may in accordance with normal banking procedures purchase U.S. dollars with the judgment currency; if the amount of U.S. dollars so purchased is less than the sum originally due to such other party in U.S. dollars, such first party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such other party against such loss, and if the amount of U.S. dollars so purchased exceeds the sum originally due to such other party, such other party agrees to remit to such first party such excess.

12.           Each reference herein to the Landlord shall be deemed to include its successors and assigns, in whose favor the provisions of this Guaranty shall also inure and who shall be bound by the provisions of this Guaranty.  Each reference herein to the Guarantor shall be deemed to include the successors and assigns of the Guarantor (including any successor entity resulting from a merger or consolidation), in whose favor the provisions of this Guaranty shall also inure and all of whom shall be bound by the provisions of this Guaranty.  Upon any merger or consolidation of the Guarantor, the Guarantor shall execute such reaffirmations of this Guaranty in form as may be reasonably requested by the Landlord.

13.           No delay on the part of the Landlord in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on the Guarantor shall be deemed to be a waiver of the obligation of the Guarantor; nor in any event shall any modification or waiver of the provisions of this Guaranty be effective unless in writing nor shall any such waiver be applicable except in the specific instance for which given.

14.           Upon the occurrence of an Event of Default (as defined in the Lease) under any of the terms of the Lease, Landlord shall have the right to proceed directly and immediately against the Guarantor and such proceeding is not to be deemed an irrevocable election of remedies.

15.           This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of New Jersey and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said State; and no defense given or allowed by the laws of any other state or country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the State of New Jersey.

16.           Promptly upon the written request of Landlord, Guarantor shall provide Landlord with a copy of its most recent financial statements; provided that during any period that Tenant is a publicly traded company, Guarantor’s obligation to provide financial information shall be limited to providing to Landlord, upon Landlord’s request, with copies of the most current 10Q and 10K filings or financial reports or information otherwise made available by Guarantor to the public in general unless such filings or financial reports or information are available electronically from the Securities and Exchange Commission or an affiliated organization.  To the extent Guarantor’s financial statements are not made available as public information, Landlord shall treat same as confidential, provided that Landlord may provide such financial statements to its consultants, lenders and investors and shall advise such parties as to the confidential nature of such information.  Landlord shall not shall not provide the financial statements to other third parties without the prior consent of Guarantor.

17.           This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the Guarantor and the Landlord.

18.           Guarantor shall execute and deliver to Landlord such other documents and instruments and take such other actions as may be reasonably requested by Landlord to carry out the transactions contemplated by this Guaranty or the continuing obligations under this Guaranty, including, without limitation, a certification reaffirming that this Guaranty remains in full force and effect (which request for a certification shall be made no more often than one time in any calendar year).

19.           If any term or provision of this Guaranty or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and all other terms and provisions of this Guaranty shall be valid and enforced to the fullest extent permitted by law.

20.    (a) Any dispute, controversy or claim arising out of, relating to or in connection with this Guaranty, including any question regarding its existence, validity or termination, or regarding a breach thereof, shall be exclusively referred to, and finally settled exclusively by, arbitration under and in accordance with the Arbitration Rules of the American Arbitration Association; the place of arbitration shall be  Newark, New Jersey, and the award shall be deemed to have been made there.  The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and that said dispute shall be determined in Newark, New Jersey in accordance with this Section 20.  The arbitral tribunal shall consist of three arbitrators, one of whom shall be appointed by the party or parties (acting together) initiating the arbitration (the “Claimant”) and one of whom shall be appointed by the responding party or parties (acting together) to the dispute (the “Respondent”), and a third arbitrator who shall act as chairman of the tribunal jointly appointed by the other two arbitrators that have been appointed as provided in this Section 20(a).  All arbitrators must be attorneys licensed to practice law with at least ten (10) years’ experience in handling commercial real estate leasing or other real estate related disputes.  If the Respondent has failed to appoint an arbitrator within thirty (30) days of receiving written notice of the appointment of the Claimant’s arbitrator, or vice-versa, and/or if, within thirty (30) calendar days following the appointment of the later-appointed of such two party-appointed arbitrators, the two party-appointed arbitrators have not agreed upon the appointment of a chairman, either the Claimant or the Respondent may apply to the Superior Court of State to appoint an arbitrator on behalf of the non-appointing party or shall appoint the chairman, as applicable.

(b)          Notwithstanding the other provisions of this Section 20, each party shall have the right to commence and prosecute, in any state or federal court of competent jurisdiction located in the State of New Jersey, any claims seeking a temporary restraining order or any other preliminary injunctive, conservatory or any similar temporary equitable remedy pending resolution of any dispute pursuant to this Section 20 to which such party may be entitled or for the enforcement of any judgment awarded, and each of the parties hereto irrevocably consents to the non-exclusive jurisdiction of said courts.  No party to any such action shall be required to provide any bond or other security in connection with the foregoing.

(c)          The award shall be final and binding upon the parties, and judgment upon the award may be entered in any court having jurisdiction.  Without prejudice to any other powers which it may possess, the arbitral tribunal shall have the power to make provisional awards and take any interim measures it deems necessary in respect of the subject-matter of the dispute.   The losing party shall pay the fees and expenses of the third arbitrator acting under this Section 20.  Aside from the fees and expenses of the third arbitrator set forth in the preceding sentence, each party shall bear its own fees and costs, including attorney’s fees, expert witness fees, forum fees and all other incidental costs and expenses, incurred in connection with any arbitration provided by this section.  Guarantor agrees that any arbitral award shall be recognized and enforced by a court of the United States of America or any state thereof, Canada or any province of Canada, including any action to collect or realize upon the assets of Guarantor in such jurisdiction.

21.           The Guarantor hereby irrevocably designates and appoints Martin N. Lisman, Esquire (the “Process Agent”), with an office on the date hereof of c/o Earp Cohn P.C., 20 Brace Road, 4th floor, Cherry Hill, New Jersey 08034, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any action or proceeding brought in the State of New Jersey.  Such designation and appointment shall be irrevocable until all obligations have been satisfied under the Lease.  The Guarantor shall take any and all reasonable action, including the execution and filing of any and all documents that may be necessary to continue the foregoing designation and appointment in full force and effect and to cause Process Agent to continue to act as such.  If the Process Agent shall desire to cease so to act, the Guarantor shall, prior to the Process Agent ceasing so to act, irrevocably designate and appoint without delay another such agent in the State of New Jersey and, if requested by Landlord, shall promptly deliver to Landlord evidence in writing of such other agent’s acceptance of such appointment.

22.           To the extent that the Guarantor hereafter may be entitled in any action or to claim for itself or its properties any immunity (including, without limitation, immunity from service of process, jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), and to the extent that in any such action or proceeding in such jurisdiction there may be attributed any such immunity (whether or not claimed), the Guarantor hereby irrevocably undertakes not to claim and hereby irrevocably waives any such immunity, to the fullest extent permitted by law.  The parties agree that the terms of this Section 22 shall be governed by the Foreign Sovereign Immunities Act of 1976, as amended from time to time, and the waiver of immunity contained herein shall be given effect in accordance therewith and is intended to be irrevocable for purposes of such Act.

23.           Nothing herein shall limit the right of the Landlord to serve legal process in any other manner permitted by law or affect the right of the Landlord to bring any action or proceeding against the Guarantor or its property in any other jurisdiction.

24.           GUARANTOR AND LANDLORD AGREE THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY THE LANDLORD OR THE GUARANTOR, ON OR WITH RESPECT TO THIS GUARANTY OR THE LEASE, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY.  THE LANDLORD AND THE GUARANTOR EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE GUARANTOR AND LANDLORD ACKNOWLEDGE AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS GUARANTY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Guarantor has hereunto executed and delivered this Lease Guaranty as of the day and year first above written.

ATTEST:	ARALEZ PHARMACEUTICALS INC.

/s/ Jennifer Armstrong	By:	/s/ Eric L. Trachtenberg
Name: Eric L. Trachtenberg
Title: General Counsel, Chief
Compliance Officer and Corporate Secretary

STATE OF PENNSYLVANIA)

:ss.

COUNTY OF DELAWARE)

BE IT REMEMBERED, that on this 15th day of March, 2016 before me, the subscriber, personally appeared Eric L. Trachtenberg, who, being by me duly sworn on his/her oath, does make proof to my satisfaction that (s)he is the General Counsel, Chief Compliance Officer and Corporate Secretary of ARALEZ PHARMACEUTICALS INC., the company named in the within instrument; that the execution as well as the making of the within instrument has been duly authorized by the ______________ of such company; that (s)he signed and delivered the said instrument as such _________________ aforesaid; that the within instrument was signed and delivered by him/her as and for his/her voluntary act and deed and as and for the voluntary act and deed of the company.

/s/ Patrick F O’Donnell
Notary Public